PRESS RELEASE

                               FOR IMMEDIATE RELEASE
                               Contact:   Brian Meilton/Stock Information Center
                               Telephone: (918) 287-2919

                           OSAGE BANCSHARES ANNOUNCES
                      COMPLETION OF SUBSCRIPTION OFFERING,
                       EXTENSION OF COMMUNITY OFFERING AND
                           INCREASE IN PURCHASE LIMITS

         Pawhuska, Oklahoma, December 14, 2006 - Osage Bancshares, Inc. (the "Company"), the proposed stock holding company for Osage Federal Bank (the "Bank"), today announced the completion of the subscription offering in connection with the Bank's conversion from the mutual holding company form of organization to a fully-publicly owned stock holding company structure (the "second-step conversion"). The subscription offering was open to eligible depositors and borrowers of the Bank. The Company also announced that it has extended the community offering for a period not to exceed 45 days, or until January 26, 2007. Keefe Bruyette & Woods, Inc. is the selling agent in the
Community Offering. The Company reserves the right to close the community offering at any time prior to that date in its discretion. In order to consummate the offering, we must sell a minimum of 2,136,798 shares of $10 per share. The Company's current goal is to sell to approximately the midpoint of our offering range (2,513,880 shares).

         To facilitate the sale of the remaining shares, the Company has increased the stock purchase limitations as follows: the maximum amount that an eligible account holder, supplemental eligible account holder or other member may purchase in the offering is 100,000 shares, the maximum amount that purchasers in the community offering may purchase is 100,000 shares and the maximum amount that an individual, together with their associates and other persons acting in concert, may purchase in the offering is 100,000 shares. Subscribers who have previously submitted an order in the subscription offering for the maximum number of shares of common stock are being given the opportunity to increase their orders to the new maximum limitations.

         The stock offering is being conducted pursuant to the Plan of Conversion and Reorganization (the "Plan"), and the other terms and conditions outlined in the Company's prospectus, dated November 9, 2006 as supplemented by the prospectus supplement dated December 14, 2006. Completion of the second-step conversion and related stock offering remains subject to approval of the Plan by the members of Osage Federal MHC and the stockholders of Osage Federal Financial, Inc. at their respective special meetings to be held on December 18, 2006, confirmation of the Company's independent appraisal and receipt of final regulatory approvals.

         This press release contains certain forward-looking statements about the proposed stock issuance by the Company. These include statements regarding the proposed timing of the offering. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include, among other detailed in the prospectus, delays in consummating the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Bank and changes in the securities markets.

         This is neither an offer to sell nor a solicitation of an offer to buy the common stock. The offering is made only by the prospectus and prospectus supplement of Osage Bancshares, Inc. Copies of the prospectus, prospectus supplement and order forms may be obtained free of charge from the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056 or by calling (918) 287-2919.

         INVESTORS ARE URGED TO READ THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND OTHER DOCUMENTS FILED BY OSAGE BANCSHARES, INC. WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE DOCUMENTS MAY BE OBTAINED FREE OF CHARGE AT THE SEC'S WEBSITE WWW.SEC.GOV OR FROM THE STOCK INFORMATION CENTER.
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